REID & PRIEST LLP
                            40 West 57th Street
                          New York, NY  10019-4097
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                                                           Exhibit 5(a)
                                                                  and 8


                                             New York, New York
                                             March 10, 1997


          Grand Court Lifestyles, Inc.
          One Executive Drive
          Fort Lee, New Jersey 07024


          Ladies and Gentlemen:

                    We are acting as special counsel to Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale (the "Public Offering") to a group of underwriters (the "Underwriters") of (i) up to 1,725,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), of which 300,000 shares will be sold by selling stockholders (the "Selling Stockholders") and (ii) up to 1,725,000 shares of the Company's Senior Convertible Redeemable Preferred Stock, $.0001 par value, which will be convertible into Common Stock (the "Convertible Preferred Stock") pursuant to an agreement among the Company, the Selling Stockholders and the Underwriters (the "Underwriting Agreement"); and the issuance of warrants (the "Warrants") to purchase up to 150,000 shares of Common Stock and up to 150,000 shares of Convertible Preferred Stock pursuant to an agreement between the Company and the representative for the Underwriters (the "Warrant Agreement") (the Common Stock and the Convertible Preferred Stock, including the Common Stock and Convertible Preferred Stock to be issued upon exercise of the Warrants and the Common Stock to be issued upon conversion of the Convertible Preferred Stock are, collectively, the "Securities"), all as contemplated by the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on June 14, 1996, as amended, for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), as amended to date and hereafter, said registration statement being hereinafter called the "Registration Statement".

                    We are of the opinion that, subject to the qualifications hereinafter expressed:

          Grand Court                    -2-                 March 10, 1997
            Lifestyles, Inc.

                    1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                    2.  When:

                    (a) the Registration Statement shall have become effective under the Act;

                    (b) the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize the execution and delivery of the Underwriting Agreement, the execution and delivery of the Warrant Agreement and the issuance and sale of the Securities on the terms set forth in or contemplated by the Registration Statement, the Underwriting Agreement and the Warrant Agreement, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Securities;

                    (c) the Company's Board of Directors or a duly authorized committee thereof and the Company's stockholders shall have taken such action as may be necessary to authorize an amendment to the Company's Certificate of Incorporation to reflect the change in the Company's capitalization contemplated by the Registration Statement;

                    (d) the Company shall have caused to be filed with the Secretary of State of the State of Delaware such Restated Certificate of Incorporation;

                    (e) in the case of the Convertible Preferred Stock, the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize the creation of the Convertible Preferred Stock as a series of the Company's preferred stock having such designation, preferences and rights set forth in the Registration Statement;

                    (f) in the case of the Convertible Preferred Stock, the Company shall have caused to be filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights setting forth the terms of the Convertible Preferred Stock;

          Grand Court                    -3-                 March 10, 1997
            Lifestyles, Inc.


                    (g) in the case of the Common Stock, the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize a 1,626.1925-for-1 split of the Common Stock;

                    (h) in the case of Securities issued in connection with the Public Offering, such Securities shall have been issued, sold and delivered by the Company to the Underwriters against payment therefor or sold and delivered by Selling Stockholders to the Underwriters against payment therefor, all as contemplated by, and in conformity with, the Registration Statement, the Underwriting Agreement and the Company's Restated Certificate of Incorporation;

                    (i) in the case of Securities to be issued upon exercise of Warrants, such Securities shall have been issued, sold and delivered by the Company to the holders of such Warrants against payment therefor, all as contemplated by, and in conformity with, the Registration Statement, the Warrant Agreement and the Company's Restated Certificate of Incorporation; and

                    (j) in the case of Common Stock to be issued upon conversion of Convertible Preferred Stock, such Common Stock shall have been issued upon conversion of the Convertible Preferred Stock in accordance with the terms of such Convertible Preferred Stock, each of the Securities shall have been validly issued and will be fully paid and non-assessable.

                    We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

                    We confirm our opinion as set forth under the caption "Certain Federal Income Tax Considerations" in the prospectus constituting a part of the Registration Statement ("Prospectus").

          Grand Court                   -4-                  March 10, 1997
            Lifestyles, Inc.

                    We hereby authorize and consent to the use of this opinion as Exhibit 5(a) and 8 to the Registration Statement, and authorize and consent to the references to our firm in the Registration Statement and in the Prospectus.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             REID & PRIEST LLP